UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 21, 2012

INVESTORS HERITAGE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

KENTUCKY	000-01999	61-6030333
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Capital Avenue Frankfort, Kentucky	40601
(Address of principal executive offices)	(Zip Code)

(502) 223-2361
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 21, 2012, the Board of Directors of the Company authorized an amendment to the IHCC Retirement Savings Plan and Trust (the “Plan”), under which, effective June 30, 2012, participants in the Plan shall not be eligible to elect to defer and contribute compensation earned to the Plan; the Company will not make any matching contributions to the Plan; and the Plan will not accept rollover contributions.

On June 21, 2012 the Board of Directors of the Company also approved the Adoption Agreement and authorized a new traditional 401(k) retirement plan, the IHCC 401(k) Retirement Plan (the “Retirement Plan”).  Employees will be eligible to participate on the first day of employment and will have the opportunity to elect to defer up to 4% of compensation which the Company will match dollar for dollar up to 4%.  Employees who have met certain employment criteria may also be eligible to receive an additional allocation after the end of each plan year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS HERITAGE CAPITAL CORPORATION

Date: June 21, 2012	By:	/s/ Harry Lee Waterfield II
Harry Lee Waterfield II
President